EXHIBIT 99.1

PennantPark Investment Corporation Schedules Earnings Release of Second Fiscal Quarter 2026 Results

MIAMI, April 06, 2026 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (the "Company") (NYSE: PNNT) announced that it will report results for the second fiscal quarter ended March 31, 2026 on Thursday, May 7, 2026 after the close of the financial markets.

The Company will also host a conference call at 12:00 p.m. (Eastern Time) on Friday, May 8, 2026 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (800) 330-6710 approximately 5-10 minutes prior to the call. International callers should dial (646) 769-9200. All callers should reference conference ID #4471965 or PennantPark Investment Corporation. An archived replay will also be available on a webcast link located on the Quarterly Earnings page in the Investor section of PennantPark’s website.

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, and its affiliates, manage approximately $10 billion of investable capital, including potential leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in Miami and has offices in New York, Chicago, Houston, Los Angeles, Amsterdam, and Zurich. For more information about PennantPark and affiliates, please go to our website at www.pennantpark.com.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. PennantPark Investment Corporation undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

CONTACT:
Richard T. Allorto, Jr.
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com